UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2013

INFINERA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33486	77-0560433
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 Caspian Court

Sunnyvale, CA 94089

(Address of principal executive offices, including zip code)

(408) 572-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Infinera Corporation (the “Company”) was held on May 15, 2013. At the Annual Meeting, the stockholders voted on the following three proposals and cast their votes as described below.

Proposal 1 – Election to the Board of Directors of Three Class III Directors

The individuals listed below were elected at the Annual Meeting to serve on the Company’s Board of Directors (the “Board”) for a three-year term expiring at the 2016 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified.

Name	For	Against	Withheld	Non-Votes
Kenneth A. Goldman	53,039,046	N/A	1,525,691	40,055,943
Carl Redfield	53,048,121	N/A	1,516,616	40,055,943
Mark A. Wegleitner	53,039,353	N/A	1,525,384	40,055,943

In addition, Thomas J. Fallon, Kambiz Y. Hooshmand, Philip J. Koen, Dan Maydan, Ph.D., Paul J. Milbury and David F. Welch, Ph.D. will continue to serve as members of the Company’s Board until the expiration of their respective terms or until their respective successors have been duly elected and qualified.

Proposal 2 – Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 28, 2013

Proposal 2 was a management proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2013, as described in the proxy materials. This proposal was approved.

For	Against	Abstain	Non-Votes
92,711,072	1,531,935	377,673	N/A

Proposal 3 – An Advisory Vote on our Executive Compensation

Proposal 3 was a management proposal to approve, on an advisory basis, the compensation of our named executive officers for fiscal year 2012, as described in the proxy materials. This proposal was approved.

For	Against	Abstain	Non-Votes
53,320,537	1,049,020	195,180	40,055,943

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

	By:	/s/ ITA M. BRENNAN
Ita M. Brennan
Chief Financial Officer

Date: May 17, 2013

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